UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2007

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East , Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2007, UnitedHealth Group Incorporated (the "Company") entered into an employment agreement with George L. Mikan III (G. Mike Mikan), Executive Vice President and Chief Financial Officer of the Company, effective as of November 7, 2006.

Under the employment agreement, Mr. Mikan will report to the President and Chief Executive Officer of the Company and will receive a base salary of $650,000, with any adjustments in the discretion of the Compensation and Human Resources Committee of the Board of Directors of the Company (the "Compensation Committee"). Mr. Mikan is eligible to participate in the Company's incentive compensation plans and his initial target annual bonus is 90% of his annual base salary. The amount of any actual bonus payable to Mr. Mikan is in the discretion of the Compensation Committee. Mr. Mikan also is eligible to receive stock-based awards in the discretion of the Compensation Committee and to participate in the Company's generally available employee benefit programs. During the term of Mr. Mikan's employment, in addition to the Company’s generally available benefits, the Company will provide Mr. Mikan, at the Company’s expense, a $2 million face value term life insurance policy and a long-term disability policy which covers 60% of his base salary in the event of a qualifying long-term disability, subject to the terms of the policy.

The employment agreement and Mr. Mikan's employment may be terminated (a) at any time by the Company with or without Cause (as defined in the employment agreement and described below), (b) at any time by Mr. Mikan with or without Good Reason (as defined in the employment agreement and described below), (c) upon Mr. Mikan’s death or disability that renders him incapable of performing the essential functions of his job, with or without reasonable accommodation. If Mr. Mikan's employment is terminated by the Company without Cause or by Mr. Mikan for Good Reason, the Company will provide Mr. Mikan with outplacement services consistent with those provided to similarly situated executives and pay Mr. Mikan severance compensation equal to the sum of (a) 200% of his annualized base salary as of his termination date, and (b) 200% of the average of his last two years' bonus, excluding any equity awards and any special or one-time bonus or incentive compensation payments (except if termination occurs within two years following November 7, 2006, the amount payable will be 200% of the greater of Mr. Mikan's target incentive or the most recent year’s annual bonus after November 7, 2007), and (c) $12,000 to offset the costs of benefit continuation coverage. The severance compensation will be payable over a 24-month period. If the Company determines that a delay in payment is necessary in order to comply with Section 409A of the Internal Revenue Code, the payments will be delayed six months and one day after Mr. Mikan's separation from service and the first payment will include a lump sum payment of all prior missed payments.

For purposes of the employment agreement, "Cause" generally means material failure to follow the Company's reasonable direction or to perform any duties reasonably required on material matters, a material violation of, or failure to act upon or report known or suspected violations of, the Company's Principles of Integrity and Compliance, conviction of a felony, commission of any criminal or dishonesty act or any conduct that is materially detrimental to the interests of the Company, or material breach of the employment agreement. The employment agreement provides that the Company will, within 120 days of the discovery of the conduct constituting Cause, give Mr. Mikan written notice specifying the conduct constituting Cause in reasonable detail and Mr. Mikan will have 60 days to remedy such conduct, if the conduct is reasonably capable of being remedied. In any instance where the Company may have grounds for Cause, failure by the Company to provide written notice of the grounds for Cause within 120 days of discovery will be a waive of its right to assert the subject conduct as a basis for termination for Cause. For purposes of the employment agreement, "Good Reason" will exist if the Company (a) reduces Mr. Mikan's base salary or long- or short-term target bonus percentage other than in connection with a general reduction affecting a group of similarly situated employees, (b) moves Mr. Mikan's primary work location more than 50 miles, (c) makes changes that substantially diminish Mr. Mikan's duties or responsibilities, or (d) changes Mr. Mikan's reporting relationship away from the President and Chief Executive Officer of the Company. The employment agreement provides that Mr. Mikan must give the Company written notice specifying in reasonable detail the circumstances constituting Good Reason within 120 days of becoming aware of such circumstances, or such circumstances will not constitute Good Reason. If the circumstances constituting Good Reason are reasonably capable of being remedied, the Company will have 60 days to remedy such circumstances.

Pursuant to the employment agreement, Mr. Mikan is subject to provisions prohibiting his solicitation of the Company's employees or competing with the Company during the term of the employment agreement and two years following termination for any reason. In addition, he is prohibited at all times from disclosing confidential information related to the Company.

The above summary of the material terms of Mr. Mikan's employment agreement is qualified by reference to the complete text of the employment agreement filed herewith as Exhibit 10.1 and is incorporated in this Item 5.02 by reference. The summary also amends the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Employment Agreement, effective as of November 7, 2006, by and between United HealthCare Services, Inc. and George L. Mikan III

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

February 2, 2007	By:	Dannette L. Smith

Name: Dannette L. Smith
Title: Deputy General Counsel & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective as of November 7, 2006, by and between United HealthCare Services, Inc. and George L. Mikan III